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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Uniphase Corporation for the registration of 729,510 shares of its common stock and to the incorporation by reference therein of our reports dated August 4, 1998, with respect to the consolidated financial statements of Uniphase Corporation included in its Annual Report on Form 10-K for the year ended June 30, 1998 and the related financial statement schedule included therein and our report dated January 7, 1999 with respect to the supplemental consolidated financial statements and the related supplemental financial statement schedule of Uniphase Corporation included in its Current Report on Form 8-K dated
January 7, 1999, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
San Jose, California
January 7, 1999